UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2010

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439
(Address of principal executive offices and zip code)

(952) 947-7777
(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 28, 2010, Regis Corporation (“the Company”) entered into an amendment to the employment agreement with Mr. Paul Finkelstein, the Company’s Chairman and Chief Executive Officer.  The original employment agreement provided for payment of fifty percent of Mr. Finkelstein’s retirement benefit to be paid in monthly installments to his former spouse, if Mr. Finkelstein died while still employed with the Company or before payment of his retirement benefit.  The amendment retains the benefit to his former spouse and provides that the remaining fifty percent of Mr. Finkelstein’s retirement benefit be paid in a lump sum to his current spouse or other designated beneficiary if Mr. Finkelstein dies while still employed with the Company or before payment of his retirement benefit.  This is consistent with the employment agreements with the Company’s other named executive officers.  The Company has previously purchased life insurance to fund the liability for this benefit and the Company expects the proceeds from this life insurance will exceed the liability for the benefit, as amended.  In addition, the Company will not recognize any expense for financial reporting purposes as a result of this amendment.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: February 2, 2010	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary